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                                                                   EXHIBIT 10.44

                         REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT ("Agreement") is made and entered into as of the date set forth below, by and between DOMINION HOMES, Inc. an Ohio Corporation ("Seller"), and ASC REAL ESTATE DEVELOPMENT, L.L.C., a Utah Limited Liability Company ("Buyer").

                                    Recitals

Seller is the owner of certain real property as set out on Exhibit A attached hereto (the "Real Property").

Buyer desires to purchase from Seller the Real Property, and certain other tangible and intangible property related to the Real Property as described herein, for the purpose of the development thereon (the "Project").

                                    Agreement

NOW, THEREFORE, in consideration of the mutual covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I
                                Basic Definitions

ALTA Survey. The term "ALTA Survey" shall mean a survey and topography map of the Real Property prepared by a licensed surveyor or professional engineer in accordance with "Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys", jointly established and adopted in 1992 by the American Land Title Association and American Congress on Surveying and Mapping, or the equivalent thereof. Said ALTA Survey shall also be provided on a 3.5, 1.44-megabyte computer disk in AutoCAD format, release 12, DWG format, which shall also include all reference files that apply to the drawing.

Affidavit of Non-Foreign Status. "Affidavit of Non-Foreign Status" shall mean a document to be executed by Seller for the purpose of complying with exemption
(b) (2) of Internal Revenue Code Section 1445 relating to the withholding of tax upon the sale of certain real estate by a "foreign person" as defined in I.R.C.
Section 1445.

Approvals Period. "Approvals Period" shall commence on the day, which falls after the expiration of the Feasibility Period, and end at 11:59 p.m. thirty
(30) days thereafter

Closing Date. "Closing Date" shall mean the date, which is fifteen (15) days following the earlier of (i) close of the Inspection Period or (ii) the date on which Buyer determines that all Approvals have been received (if later than the expiration of the Feasibility Period). If any date set for Closing shall be a Saturday, Sunday, or legal holiday, then Closing shall occur on the next succeeding business day.

Date of this Agreement. "Date of this Agreement" shall mean the date on which the last party hereto signs and dates this Agreement below.

Deposit. "Deposit" shall mean five thousand dollars and zero cents ($5,000.00) deposited by buyer as earnest money to show the buyer's intent to purchase the Real Property.

Escrow. "Escrow" shall mean the Escrow established with the Title Company to effect the purchase and sale

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contemplated by this Agreement, as described more fully in Article VI below.

Feasibility Period. "Feasibility Period" shall commence on the Date of the Agreement and end at 11:59 pm. sixty (60) days thereafter

Governmental Unit. "Governmental Unit" means any federal, state, county, city, or other unit of government, or any instrumentality thereof.

Inspection Period. "Inspection Period" shall mean the Feasibility Period together with the Approvals Period.

Net Square Feet. If used herein, "Net Square Feet" shall mean the gross area of the Real Property (as determined by the ALTA Survey and accepted by Buyer) less the square feet of property located within rights of way for public roadways and/or public alleys.

Phase I Report. "Phase I Report" shall mean a Phase I environmental assessment of the Real Property, in form and substance and with an environmental testing company reasonably acceptable to Buyer.

Property. "Property" shall mean the Real Property, together with (to the extent they exist) any and all easements, rights-of-way, privileges, hereditaments, governmental licenses, zoning rights, development rights, sanitary sewer discharge treatment rights, and potable water capacities, applications, rights and powers appurtenant to or for the benefit of the Real Property, all remainder interests, reversionary interests, permits and approvals relating to the Real Property held by Seller, and any and all existing warranties with respect to the Real Property given to Seller by third parties. Seller will provide Buyer with and approved boundary survey and legal description of the Property.

Purchase Price. The "Purchase Price" shall be seven hundred thirty thousand dollars and zero cents ($730,000.00).

Title Commitment. "Title Commitment" shall mean a commitment (in a form reasonably acceptable to Buyer) by the Title Company to issue a standard ALTA owner's title insurance policy covering the Real Property in the amount of the Purchase Price.

Title Company. "Title Company" shall mean Title First Agency, Inc.

Title Policy. "Title Policy" shall mean a title policy issued in accordance with the Title Commitment, subject only to the Permitted Exceptions (as defined below), and with the exceptions for mechanic's liens, taxes, survey matters, and parties in possession deleted from said policy; together with such additional endorsements as Buyer may require (provided, that notwithstanding any other provision hereof, such additional endorsements shall be at Buyer's sole cost and expense).

                                   ARTICLE II
                               Purchase and Sale

Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon all of the terms, covenants and conditions set forth in this Agreement. The purchase price for the Property (the "Purchase Price") shall be the Purchase Price, and shall be payable by Buyer to Seller on the Closing Date as follows:

a) Buyer has deposited or shall deposit with the Title Company within five (5) business days from the date of

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this Agreement (or, if later, within two (2) business days after the opening of the escrow account), any Deposit required hereunder. At Closing, or if the transaction shall fail to close for any reason other than as set forth in
Article V below, the Deposit and any proceeds thereof, together with any interest earned thereon, shall be delivered to Buyer or, at Buyer's direction, drawn down and credited against the Purchase Price.

b) The Purchase Price shall be paid to Seller by (i) at Buyer's direction, crediting the Deposit, any payment under the Deposit, and any other payments including any interest earned thereon, to the account of the Seller at the Title Company, and (ii) the balance shall be paid by wire transfer of immediately available funds on the Closing Date to the Title Company for disbursement at Closing.

c) Seller shall deliver to Buyer on the Closing Date, a statutory form of general warranty deed to the Real Property (the "Deed"), together with such other instruments of conveyance or documents as may be necessary to convey the Property to Buyer.

                                  ARTICLE III
                            Investigation and Review

Section 3.1  Inspections of Property and Documents. During the Inspection
Period Buyer shall be permitted to make a complete physical inspection of the Property and a review of all documents and information in Seller's possession relating to the Property. Seller shall deliver to Buyer copies of all environmental reports, soils tests, surveys, plats, correspondence with Governmental Units, legal proceedings, threats of legal proceedings, current tax statements, and assessments, and copies of any other documents reasonably identified from time to time by Buyer, that are in Seller's possession, custody, or control pertaining to the Property within ten (10) days after the Date of this Agreement. Seller shall permit Buyer and its agents such access to the Real Property and any structures located thereon as Buyer may request during the Inspection Period (including any extensions) for the purpose of making assessments, investigations, inspections, and tests, and shall cooperate with Buyer with respect to the foregoing investigations but shall not be obligated to incur any out-of-pocket expense in connection therewith. Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all loss, cost, liability, or expense (including reasonable attorneys' fees) and repair any damage arising out of Buyer's (or Buyer's agents, employees, and contractors) activities on the Real Property during the Inspection Period; provided, that, such indemnity and repair obligation shall not cover or extend to (a) any claims of diminution in the value of the Property as a consequence of the results revealed by such tests and inspections, or (b) the exposure or release of hazardous substances or materials located in, on, or under the Property unless introduced to the area by Buyer, or Buyer's agents, employees, or contractors. Notwithstanding any other provision hereof this indemnity obligation shall survive the termination of this Agreement. In the event this Agreement is terminated, Buyer shall provide copies of all environmental, engineering, surveying, and other similar reports pertaining to the physical condition of the Real Property to Seller, at no expense but without representation or warranty of any kind (express of implied).

Section 3.2 Feasibility Period. The purpose of Feasibility Period is to permit Buyer to explore, in Buyer's sole and absolute discretion, whether it is feasible and desirable to construct the Project. Buyer shall have the absolute right to terminate this Agreement on or before the expiration of Feasibility Period for any reason or no reason, in which case the Deposit and all other payments made into escrow, together with all interest earned thereon, shall be returned and/or paid immediately to Buyer. This Agreement shall be deemed to have been automatically terminated unless Buyer sends Seller written notice that it elects to proceed beyond the Feasibility Period.

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Section 3.3  Approvals Period. The purpose of the Approvals Period is to enable
Buyer to obtain all permits, licenses, authorizations, approvals, zoning, site plan approvals, building permits, legal changes, variances, use permits, discretionary land use approvals, public or private easements or rights-of-way, and other actions or inactions of any Governmental Units or third parties (including, but not limited to, any architectural review boards or the equivalent) necessary or desirable for the construction and operation of the Project ("Approvals"). If all such Approvals and financing for the Project are not obtained by the end of the Approvals Period, or if any periods for the filing of appeals from the granting thereof have not expired without an appeal having been taken therefrom (or if taken, such appeal not having been finally decided in favor of such grant), then this Agreement shall automatically terminate, in which case the Deposit and all other payments made into escrow, together with all interest earned thereon, shall be returned and/or paid immediately to Buyer.

Section 3.4 Exceptions to Title Commitment. Immediately after Escrow is opened, Seller shall order a current Title Commitment and all documents pertaining to all exceptions listed in the Title Commitment, and DB Buyer shall order an ALTA Survey. Buyer shall approve or disapprove the Title Commitment and the ALTA Survey within the Feasibility Period. In the event that Buyer objects to the exceptions set forth as exceptions to coverage in the Title Commitment or to matters shown on the ALTA Survey, Seller shall cure any liens or mortgages that may be discharged by the payment of money, together with all other matters placed on the Real Property after the Date of this Agreement with Buyer's consent, and may elect (in Buyer's discretion) to either cure or not cure any other exceptions or survey matters. If the exceptions or survey matters objected to by Buyer cannot be or are not eliminated by Seller within the earlier of (i) twenty (20) days after receipt of Buyer's objections or (ii) the Closing Date, and Buyer shall not waive its objections in writing within five (5) days thereafter, then, at Buyer's discretion, this Agreement shall be terminated and the Deposit and any other money deposited by Buyer into Escrow, together with all interest earned thereon, shall be returned to Buyer. Except for the exceptions expressly approved or waived by Buyer pursuant to this Section (the "Permitted Exceptions"), Seller shall deliver title free and clear of all liens and encumbrances. Any title exceptions or survey matter to which Buyer does not object within the Feasibility period shall be deemed to be expressly waived by Buyer.

Section 3.5 Seller's Approval of Buyer's Plans. Buyer agrees that all of Buyer's development plans, site layouts, and architectural elevations for the Project, including signage and landscaping plans, shall be subject to Seller's review and approval, such approval not to be unreasonably withheld. This provision shall survive the closing.

Section 3.6 Preservation of Trees. Buyer agrees that Buyer shall not remove or disturb any of the trees or other plantings or landscaping currently located on the Real Property in the crosshatched area shown on Exhibit B attached hereto. This provision shall survive the closing and, notwithstanding any provision contained herein, Seller may elect to include a restriction in the Deed that prohibits any owner of the Real Property from removing or disturbing such trees, plantings or landscaping. Further, Seller may elect to reserve a perpetual easement in the Deed for the care, maintenance and replacement of such trees, plantings and landscaping.

                                   ARTICLE IV
                   Representations and Warranties; Covenants

Section 4.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows (both as of the Date of this Agreement and as of Closing):

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a) To the best of Seller's actual knowledge: (i) There are no adverse or other parties in possession of the Real Property or any part thereof, and (ii) other than as is of record no party has been granted any right of purchase, option, license, lease, or other right or interest relating to the use or possession of the Real Property, or any part thereof, and the Real Property is not subject to any contract or limitation of any kind.

b) To the best of Seller's actual knowledge there is no condition existing with respect to the Real Property, or any part thereof, which violates any federal, state, or local laws or regulations.

c) To the best of Seller's actual knowledge, and except as set forth in any Phase I report delivered by Seller to Buyer before the Date of this Agreement:
The Real Property does not contain, no activity upon the Real Property has produced, and the Real Property has not been used in any manner for the storage of, any hazardous or toxic waste materials; and the Real Property does not contain underground storage tanks of any type.

d) Seller has the full right, power and authority to sell and convey the Property to Buyer as provided in this Agreement and to carry out Seller's obligations hereunder. Seller has, or will have as of the Closing, good and marketable title subject only to the Permitted Exceptions. All requisite corporate or other actions necessary to authorize Seller to enter into this Agreement and to perform its obligations hereunder have been taken; the joinder of no person or entity other than Seller will be necessary to convey the Real Property fully and completely to Buyer at Closing; and the execution and delivery of this Agreement and the Consummation of the transaction herein contemplated will not conflict with, or with notice or the passage of time, or both, result in a breach of any of terms or provisions of, or constitute a default under, any indenture, mortgage, agreement, or instrument to which Seller is a party or by which Seller or Seller's property, including without limitation the Property, is bound.

e) Seller is not a "foreign person" as defined in Internal Revenue Code Section 1445 and any related regulations. At the Closing, Buyer will have no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended.

f) Seller is not in default in respect of any of its obligations or liabilities pertaining to the Property, nor is there any state of facts, circumstances, conditions or events which, after notice or lapse of time or both, would constitute or result in any such default.

g) To the best of Seller's actual knowledge: The Property has not, during any of the five (5) years prior to the date of this Agreement, been subjected to any special use valuation or exemption for purposes of assessment and/or ad valorem taxes.

Section 4.2  Seller's Covenants. Seller hereby covenants and agrees as follows:

a) Prior to the Closing Date, Seller shall not permit any new mortgage, lien, easement, restriction, or other encumbrance to be placed upon the Property, or increase the amount secured by the Property, except as previously agreed to by Buyer in writing or as may be (considering all other liens, mortgages, and pro-rations to be made or discharged at Closing) discharged completely out of the Purchase Price.

b) Prior to the Closing Date, Seller shall as its expense terminate any service contracts affecting the Property, unless otherwise requested in writing by Buyer.

c) Seller, without being required to incur any expenses to third parties, shall reasonably cooperate with Buyer

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in obtaining the consent, approval, and other action or inaction of all
Governmental Units and any other persons or entities (including, but not limited to, any architectural review board of the equivalent thereof) desirable or necessary for the Project and to obtain any Approvals.

d) Seller shall obtain any lot split and legal description approval necessary under local law for the lawful and proper conveyance of the Property.

e) Seller shall notify Buyer immediately of the institution or maintenance of any condemnation or similar proceedings with respect to the Property. In the event any condemnation or similar proceedings are instituted or maintained with respect to a portion of the Property, either party may elect to terminate this Agreement in which Buyer shall receive a full refund of the Deposit and all other amounts paid into Escrow hereunder. In the event that neither party elects to terminate this agreement all condemnation proceeds collected in connection with such proceedings shall be delivered to Buyer upon the Closing. All entitlement to all other condemnation proceeds arising out of such proceedings shall be assigned by Seller to Buyer upon the Closing. In the event the Real Property is damaged before Closing (for instance, a spill of hazardous materials) in a manner not contemplated herein (for instance, Seller's demolition of improvements thereon, unless the same are not to be demolished pursuant to the other provisions hereof), then Seller shall immediately notify Buyer of the same and the Buyer shall have the option of terminating this Agreement the same as if Buyer had terminated the Agreement during the Feasibility Period.

f) To the extent Seller has actual knowledge; Seller shall promptly notify Buyer of any material change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed.

g) At closing, Seller shall deliver the Property to Buyer with all structures in substantially the same condition as said structures were at the date of this agreement.

                                    ARTICLE V
                                     Deposit

In the event that (a) all conditions precedent to Buyer's obligation to close hereunder have been satisfied, and (b) Seller shall have performed fully or tendered performance of its obligations hereunder, and (c) Buyer shall be unable or fail to perform its obligations hereunder at Closing in breach hereof, then the Deposit, together with all interest earned thereon, shall be retained by Seller as liquidated damages for Buyer's default hereunder. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY BUYER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT. TOGETHER WITH ALL INTEREST EARNED THEREON, IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT SELLER'S RIGHT TO THE DEPOSIT AND ALL INTEREST EARNED THEREON SHALL BE THE SOLE REMEDY OF SELLER AT LAW OR IN EQUITY IN THE EVENT OF A BREACH OF THIS AGREEMENT BY BUYER; AND SELLER HEREBY WAIVES ALL OTHER CLAIMS FOR DAMAGES OR FOR SPECIFIC PERFORMANCE.

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                                   ARTICLE VI
                               Escrow and Closing

Section 6.1 Escrow Arrangements. The Escrow for the purchase and sale contemplated by this Agreement will be opened within ten (10) business days after the date of this Agreement, by Buyer with the Title Company. Within ten
(10) business days after the opening of said escrow, Buyer and Seller shall execute Title Company's escrow instructions in the form attached as an exhibit hereto or, if no form is attached, in the form customarily used by Title Company (if any). Buyer shall make the necessary arrangements for such Escrow, and provide copies of all documents relating thereto to Seller for prior review and approval. On or before the Closing Date the transaction contemplated herein shall be closed (the "Closing"), Seller and Buyer shall each deliver escrow instructions to the Title Company consistent with this Article VI, and the parties shall deposit the following funds and documents into Escrow:

a) Seller shall deposit the duly executed and acknowledged Deed and a duly executed Affidavit of Non-Foreign Status;

b) Buyer shall deposit cash in the amount of the Purchase Price ("Seller's Funds") and sufficient additional cash to pay Buyer's share of escrow costs and closing expenses; and

c) Each party shall deposit such additional executed documents as the Title Company may reasonably request or as are customary in the geographic area in which the Real Property is located to close the transactions in accordance with the provisions of this Agreement.

Section 6.2  Closing.
a. Buyer's obligation to close hereunder is subject to the satisfaction of the following conditions precedent at Closing:

1) The Title Company shall be willing to issue the Title Policy on the Closing Date, or within a customary time thereafter that is reasonably acceptable to Buyer;

2) There shall not be any pending referendum, moratorium, or any other public or private actions, which would adversely affect the Project;

3) There shall not have been any material adverse change in the condition of the Property, or in any laws and restrictions, contractual relations, or the Approvals, which have been previously approved by Buyer during Inspection Period; and

4) Seller shall have performed each and every covenant, undertaking and agreement to be performed by Seller pursuant to this Agreement, and each representation and warranty made in this Agreement by Seller shall be true in all material respects at the time made and on the Closing Date.

At any time or times on or before the closing Date, Buyer may (in its sole and absolute discretion) waive any of the conditions to closing set forth in this Agreement. No such waiver shall reduce the rights or remedies of Buyer arising from any breach of any undertaking, agreement, covenant, warranty, or representation of Seller under this Agreement.

b. The Title Company shall close escrow by:

1) Recording the Deed;

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2) Issuing the Title Policy;

3) Delivering to Seller the Seller's Funds (after deduction for expenses as allocated herein and any withholdings required by law); and

4) Taking such other actions as are customary in the geographic area in which the Real Property is located to close the transaction contemplated herein.

Section 6.3  Pro-rations.
a) Real estate taxes, personal property taxes, if any, and any other items of income and expense with respect to the Property shall be prorated between Seller and Buyer as of the Closing Date. Seller shall pay all such items attributable to the period through and including the Closing Date. Buyer shall pay all such items attributable to the period following the Closing Date. All assessments, general or special, including, without limitation, any special assessments assessed against the Property which are payable in installments, shall be paid in full by Seller.

b) Seller and Buyer shall cooperate to produce on or before the Closing Date, a schedule of pro-rations, which shall be as complete and accurate as reasonably possible. All pro-rations, which can be liquidated accurately or reasonably estimated as of the Closing Date, shall be made on the Closing Date. All other pro-rations, and adjustments to initial estimated pro-rations, shall be made by Buyer and Seller with due diligence and cooperation within thirty (30) days following the Closing Date, or such later time as may be required to obtain necessary information for pro-ration. Any net credit due one party from the other as a result of such post-closing pro-rations and adjustments shall be paid by the other in cash immediately upon the parties' written agreement to a final schedule of post-closing pro-rations and adjustments.

         Section 6.4 Closing Costs. The Closing Costs shall be paid as follows:

         Fee for Title Commitment           Seller

         Fee for Title Policy
         (exclusive of Buyer's
         endorsements)                      Seller

         Cost of preparing the deed         Seller

         Cost of Phase I                    Buyer

         Cost of ALTA survey                Buyer

         Recording costs                    Buyer/Seller

         Governmental documentary
         transfer, grantors tax,
         conveyance fee, stamps,
         and taxes                          Buyer/Seller

         Fee charged by

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         Title Company
         to Close the Transaction           Buyer/Seller

         Escrow Fees                        Buyer/Seller

                                   ARTICLE VII
                                  Miscellaneous

Section 7.1 Brokerage Commissions and Finder's Fees. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement, except to R.S. Garek & Associates, Ltd. And Michael Grosh, licensed agent, and to RE/Max Achievers and Paul Phillips, licensed agent, whose fees in the amount of three percent (3%) to Grosh and three percent (3%) to Phillips shall be paid by Seller. Except as set forth above, each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability, or expense (including, but not limited to, attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such party's acts.

Section 7.2 Notices. All written notices required to be given pursuant to the terms hereof shall be either personally delivered (including overnight delivery service) or by facsimile transmission, and addressed as follows:

To Seller:   David Borror, Dominion Homes   With copy to:  Joe Sugar, Dominion
             5501 Frantz Rd.                                Homes
             PO Box 7166                                   5501 Frantz Rd.
             Dublin, Ohio, 43017-0766                      PO Box 7166
                                                           Dublin, OH 43017-0766

To Buyer:    Bruce Heywood, Vice President, ASC Real Estate Development, LLC
             P.O. Box 683070
             Park City, UT 84068

The foregoing address may be changed from time to time by written notice. Notices shall be deemed received upon personal delivery thereof, upon receipt of a facsimile transmission, or on the next business day if delivered by overnight delivery service.

Section 7.3 Time. Time is of the essence of every provision contained in this Agreement.

Section 7.4 Possession. The right to possession of the Property shall be delivered to Buyer on the Closing Date.

Section 7.5 Incorporation by Reference. All of the exhibits attached to this Agreement or referred to herein, and all documents in the nature of such exhibits which are existing at the time of execution of this Agreement and identified with specificity in this Agreement, when executed, are by this reference incorporated in and made a part of this Agreement.

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Section 7.6  Attorney's Fees. In the event any dispute between Buyer and Seller should result in litigation, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys' fees and expenses.

Section 7.7 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or Exhibits hereto. Each provision of this Agreement to be performed by either party shall be deemed both a covenant and a condition and shall be a material consideration for the other party's performance hereunder, and any breach thereof by either party shall be deemed a material default hereunder. The waiver or failure of a party to enforce any provision of this Agreement shall not be construed or operate as a waiver or any further breach of such provision of any other provisions of this Agreement.

Section 7.8 Sales, Use, Transfer, and Documentary Taxes. Seller shall pay any sales, use, transfer, and documentary stamp taxes determined to be payable in connection with this transaction.

Section 7.9 No Merger. The provisions of this Agreement shall not merge with the delivery of the Deed or other instruments at Closing, but shall, survive the closing of the transactions contemplated herein and the delivery of all such documents.

Section 7.10 Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the state or commonwealth in which the Real Property is located.

Section 7.11 Further Assurances. Seller and Buyer each at all times hereafter shall execute and deliver, at the reasonable request of the other or of the Title Company, such further documents and/or instruments, and shall perform such other acts, as may be reasonably required to give full effect to the transaction contemplated by this Agreement, and shall deposit into the Escrow duly executed and where appropriate, acknowledged originals of all closing documents contemplated by this Agreement.

Section 7.12 Amendment. Except as otherwise specifically provided herein, no revision of or amendment to this Agreement shall be valid unless in writing and signed by both Seller and Buyer.

Section 7.13 Paragraph Headings. The headings used in this Agreement are for identification purposes only and shall not be considered in the interpretation of any provision hereof.

Section 7.14 Severability of Provisions. If any provision of this Agreement shall be held to be invalid, the other provisions shall remain enforceable unless deletion of the invalid matter will defeat the essential purposes of the parties as expressed in this Agreement.

Section 7.15 No Joint Venture; Multiple Parties. The parties hereby disclaim any intention to enter into a partnership or joint venture, and no provision of this Agreement shall be construed as creating or giving rise to a partnership or joint venture unless agreed to by both parties during the inspection period. If Seller consists of one or more persons or entities, the liability of each such person or entity shall be joint and several.

Section 7.16 Assignment. Buyer shall have the right in its sole discretion, to assign its rights hereunder to any entity; provided, however, that Buyer shall remain obligated hereunder notwithstanding any such assignment.

Section 7.17 Counterparts. This Agreement may be executed in one or more counterparts. All counterparts

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so executed shall constitute one contract, binding on all parties, even though all parties are not signatories to the same counterpart.

Section 7.18 Entire Agreement. This Agreement and the Exhibits which are attached hereto and by this reference incorporated herein, and all documents in the nature of such Exhibits which are existing at the time of execution and identified with specificity in this Agreement, when executed, contain the entire understanding of the parties and supersede any and all written or oral understanding.

Section 7.19 Risk of Loss. Seller shall bear all risk of loss relating to the Property prior to the Closing Date.

Both parties acknowledge that they have reviewed this Real Estate Purchase Agreement thoroughly and have given their voluntary consent to the provisions. The Buyer and Seller agree that, at execution, the terms are commercially reasonable and show the intent of the parties.

The parties hereto have executed this Real Estate Purchase Agreement on the dates specified below.

SELLER : Dominion Homes, Inc.

/s/ David Borror
------------------------------
Signature

David Borror, Exec. Vice Pres.
------------------------------
Name and Title

BUYER:
Bruce Heywood
--------------------- Signature
Bruce Heywood, Vice President
------------------------------
Name and Title

                               NOTARY FOR SELLER

STATE OF Ohio     )
                  )ss
COUNTY OF Franklin)

     On this 7th day of November, 2002, personally appeared before me David Borror, who duly acknowledged to me that they executed the foregoing Land purchase Agreement as the Executive Vice President (title) of Dominion Homes, Inc., a Ohio corporation ("Seller").

My commission expires:                      /s/ Patty G. Crocker
                                            -------------------------------
                                            Notary Public
                                            Residing at Dublin, Ohio
---------------------------                 -------------------------------
                                            [SEAL OF PATTY G. CROCKER]

                                NOTARY FOR BUYER

STATE OF Ohio     )
                  )ss
COUNTY OF Franklin)

On this 7th day of November, 2002, personally appeared before me Bruce Heywood, who duly acknowledged to me that they executed the foregoing Land purchase Agreement as the Vice President (title) of ASC Real Estate Development LLC, a Utah limited liability company ("Buyer").

My commission expires:                      /s/ Patty G. Crocker
                                            -------------------------------
                                            Notary Public
                                            Residing at Dublin, Ohio
---------------------------                 -------------------------------
                                            [SEAL OF PATTY G. CROCKER]

                                   EXHIBIT A

  See attached Plat Map for 2.724-acre tract along Parkcenter Avenue, East of
                     Bradenton Avenue, City of Dublin, OHIO

                                                                       EXHIBIT A

[GRAPHIC APPEARS HERE]

                                                                       EXHIBIT B

[GRAPHIC APPEARS HERE]